Exhibit 24
THE PROCTER & GAMBLE COMPANY
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY

Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Jon R. Moeller, Vice Chairman, Chief Operating Officer and Chief Financial Officer of the Registrant, Valarie L. Sheppard, Controller and Treasurer and Group Vice President – Company Transition Leader of the Registrant, Deborah P. Majoras, Chief Legal Officer and Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Treasurer or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and re-substitution, with the full power to execute and file:

(i)
the Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of Common Shares of the Registrant in connection with The Procter & Gamble Company Direct Stock Purchase Plan (the “Plan”), as may be revised in accordance with the Registrant resolution entitled “Authorize S-3 Registration Statements for The Procter & Gamble Company Direct Stock Purchase Plan and The Procter & Gamble U.K. Share Investment Scheme”;

(ii)	any and all replacement registration statements, prospectuses, amendments, including post-effective amendments, and exhibits to the Form S-3 Registration Statement; and

(iii)
any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-3 Registration Statement or any and all amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney-in-fact and agent or their substitute or substitutes.

 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of October 13, 2020.

Signature	Title
/s/ David S. Taylor	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
David S. Taylor
/s/ Jon R. Moeller	Vice Chairman, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller
/s/ Valarie L. Sheppard	Controller and Treasurer and Group Vice President – Company Transition Leader (Principal Accounting Officer)
Valarie L. Sheppard
/s/ Francis S. Blake	Director
Francis S. Blake
/s/ Angela F. Braly	Director
Angela F. Braly
/s/ Amy L. Chang	Director
Amy L. Chang
/s/ Joseph Jimenez	Director
Joseph Jimenez
/s/ Debra L. Lee	Director
Debra L. Lee
/s/ Terry J. Lundgren	Director
Terry J. Lundgren
/s/ Christine M. McCarthy	Director
Christine M. McCarthy
/s/ W. James McNerney, Jr.	Director
W. James McNerney, Jr.
/s/ Nelson Peltz	Director
Nelson Peltz
/s/ Margaret C. Whitman	Director
Margaret C. Whitman
/s/ Patricia A. Woertz	Director
Patricia A. Woertz